EXHIBIT 10

                                    AGREEMENT


     This Agreement ("Agreement") executed this 8th day of September, 1999 is by and among Stephen N. Joffe, M.D. and Sandra F.W. Joffe (collectively, the "Shareholders").

     WHEREAS,   as  of  the  date  of  this  Agreement,   the  Shareholders  own
approximately [6.7]% of the common stock (the "Common Stock"), of Cole National Corporation, a Delaware corporation;

     WHEREAS, the Shareholders may be deemed to be the beneficial owners of the Common Stock pursuant to Regulation Section 240.13d-3 promulgated under the Securities Exchange Act of 1934; and

     WHEREAS, the Shareholders from time to time must file statements pursuant to certain sections of the Securities Exchange Act of 1934 concerning their ownership of Common Stock.

     NOW, THEREFORE, in consideration of the premises the Shareholders agree:

     1. That the Shareholders do hereby agree to file jointly with the Securities Exchange Commission any schedules or other filings or amendments thereto made by or on behalf of the Shareholders pursuant to Section 13(d) of the Securities Exchange Act of 1934.

     2. That Dr. Joffe shall, in consultation with Mrs. Joffe, have the authority to make all decisions regarding the matters which are the subject of their ownership of the shares of Cole National Corporation covered by a Schedule 13D filed with the Securities and Exchange Commission.

     3. This Agreement shall be governed in accordance with the laws of Ohio, may be amended only in writing and may be terminated by either party upon ten days written notice. In the event of termination, each party shall remain liable for his or her shares of the expenses incurred to the date of termination and shall promptly pay their share of expenses, upon receipt of invoice, to the remaining party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


                                                     /s/ Stephen N. Joffe
                                                     ---------------------------
                                                         Stephen N. Joffe


                                                     /s/ Sandra F.W. Joffe
                                                     ---------------------------
                                                         Sandra F.W. Joffe